EXHIBIT 5

December 18, 2007

Board of Directors

News Corporation

1211 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

We are acting as counsel to News Corporation, a Delaware corporation (the “Company”), in connection with the merger of Dow Jones & Company, Inc. (“Dow Jones”) with and into a subsidiary of Ruby Newco LLC, which is a subsidiary of the Company (the “Merger”) and in connection with the preparation and filing of its post-effective amendment to its Form S-4 registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) relating to an aggregate of 7,661,286 shares of the Company’s Class A Common Stock, par value $0.01 per share (“the Shares”) issuable upon exercise or vesting of restricted stock units, options to purchase shares of Common Stock and contingent stock rights of Dow Jones (collectively, the “Outstanding Awards”). The Outstanding Awards were issued by Dow Jones under the following Dow Jones equity plans: the Dow Jones 2001 Long-Term Incentive Plan, the Dow Jones 1997 Long Term Incentive Plan, the Dow Jones 1998 Stock Option Plan, the Dow Jones 1991 Stock Option Plan, the MarketWatch 2004 Stock Incentive Plan, the MarketWatch 1998 Equity Incentive Plan, the Screaming Media 1999 Stock Option Plan, and the Concerto Technologies 1995 Stock Plan (the “Dow Jones Plans”), and pursuant to the terms of the Agreement and Plan of Merger, dated as of July 31, 2007, by an among the Company, Dow Jones, Ruby Newco LLC and Diamond Merger Sub Corporation (the “Merger Agreement”), all of the Outstanding Awards have been assumed by the Company and the Shares shall be issued by the Company upon vesting or exercise of the Outstanding Awards. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on December 17, 2007 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.	Resolutions of the Board of Directors of the Company adopted at a meeting held on July 31, 2007, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, (i) the adoption of the Plans, assumption of the Outstanding Awards and the issuance and sale of the Shares and arrangements in connection therewith, and (ii) the authorization of the Registration Statement

6.	An executed copy of the registration statement on Form S-4 (File No. 333- 145925), filed with the SEC on September 7, 2007, as amended by Amendment No. 1 thereto, filed with the SEC on October 17, 2007, Amendment No. 2 thereto, filed with the SEC on November 2, 2007, and Amendment No. 3 thereto, filed with the SEC on November 6, 2007 (collectively, the “Merger Registration Statement”).

7.	A copy of the Dow Jones 2001 Long-Term Incentive Plan, the Dow Jones 1997 Long Term Incentive Plan, the Dow Jones 1998 Stock Option Plan, the Dow Jones 1991 Stock Option Plan, the MarketWatch 2004 Stock Incentive Plan, the MarketWatch 1998 Equity Incentive Plan, the Screaming Media 1999 Stock Option Plan, and the Concerto Technologies 1995 Stock Plan.

8.	Copies of the forms of award agreements, listed on Schedule 1 and attached hereto (collectively, the “Forms of Agreement”).

9.	An executed copy of the Merger Agreement.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) consummation of the Merger in accordance with the Merger Agreement, (ii) effectiveness of the Registration Statement and (iii) issuance of the Shares pursuant to the terms of the respective Plans and Forms of Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson LLP

HOGAN & HARTSON LLP

SCHEDULE 1

2001

•	Nonqualified Stock Option Agreement, pursuant to the Dow Jones 1991 or 1998 Stock Option Plan

2002

•	Nonqualified Stock Option Agreement, for management, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement, for executives, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Contingent Stock Right Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

2003

•	Nonqualified Stock Option Agreement, for management, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement, for executives, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Contingent Stock Right Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

2004

•	Nonqualified Stock Option Agreement, for management, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Contingent Stock Right Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Restricted Stock Unit Award Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Stock Appreciation Rights Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement, for executives, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement, for non-directors, pursuant to the Dow Jones 2001 Long Term Incentive Plan

2005

•	Nonqualified Stock Option Agreement, for executives, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement, for non-executives, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Contingent Stock Right Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Restricted Stock Unit Award Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Stock Appreciation Rights Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

2006

•	Stock Appreciation Rights Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Contingent Stock Right Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement for Executives, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement for Management, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Restricted Stock Unit Award Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

2007

•	Contingent Stock Right Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonqualified Stock Option Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Nonexecutive Nonqualified Stock Option Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Restricted Stock Unit Award Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Stock Appreciation Rights Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan

•	Restricted Stock Award Agreement, pursuant to the Dow Jones 2001 Long Term Incentive Plan